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                                                                    EXHIBIT 99.4

                           SEQUANA THERAPEUTICS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD [JANUARY 7], 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                                    MEETING
 OF SHAREHOLDERS OF SEQUANA THERAPEUTICS, INC. TO BE HELD ON [JANUARY 7], 1998

     The undersigned shareholder of SEQUANA THERAPEUTICS, INC. ("Sequana"), a California corporation, hereby appoints M. Scott Salka and Michael J. O'Donnell, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to attend the Special Meeting of Shareholders of Sequana to be held on [January 7], 1998 at 9:00 a.m. local time, at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California and at any adjournment thereof, and to vote all shares of Common Stock, on the matters set forth below, with all powers the undersigned would possess if personally present at the meeting.

1. PROPOSAL TO (i) ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF NOVEMBER 2, 1997, AMONG SEQUANA, ARRIS PHARMACEUTICAL CORPORATION, A DELAWARE CORPORATION ("ARRIS"), AND BEAGLE ACQUISITION SUB, INC., A CALIFORNIA CORPORATION AND WHOLLY OWNED SUBSIDIARY OF ARRIS ("MERGER SUB"), AND (ii) APPROVE THE MERGER OF MERGER SUB WITH AND INTO SEQUANA PURSUANT TO WHICH SEQUANA WILL BECOME A WHOLLY OWNED SUBSIDIARY OF ARRIS (THE "MERGER").

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     This proxy will be voted or withheld from being voted in accordance with the instructions specified. Where no choice is specified, this proxy will confer discretionary authority and will be voted FOR approval of the Merger. This proxy confers authority for the above named persons to vote in his discretion with respect to amendments or variations to the matters identified in the notice of the meeting accompanying this proxy and other matters which may properly come before the meeting. A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act on his behalf at the meeting, other than the person designated in this form of proxy, such right may be exercised by inserting the name of such person in the blank space provided.

Dated:
------------------------ , 1997     --------------------------------------------
                                                     Signature

                                    --------------------------------------------
                                                     Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)